Series Number:  1
For period ending 11/30/11

48)	Investor, A, B, C & R
First $500 million 1.000%
Next $500 million 0.950%
Next $2 billion 0.900%
Next $2 billion 0.850%
Over $5 billion 0.800%

Institutional
First $500 million 0.800%
Next $500 million 0.750%
Next $2 billion 0.700%
Next $2 billion 0.650%
Over $5 billion 0.600%

72DD).  1. Total income dividends for which record date passed during the period
                                Investor Class                                                                     4,038
                                Institutional Class                1,166
              2.  Dividends for a second class of open-end company shares
                                A Class                                                                                 3,189
                                B Class                                                                                 33
        C Class                                                228
                                R Class                                                                                 141

73A)          1. Dividends from net investment income
                                Investor Class                                                                           $0.0965
                               Institutional Class                                                      $0.1076
              2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.0826
        B Class                                           $0.0408
        C Class                                            $0.0408
        R Class                                                      $0.0686

74U).   1. Number of shares outstanding (000's omitted)
                              Investor Class           41,077
                              Institutional Class     11,441

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                   38,076
B Class                             745
                                    C Class                                                             5,760
R Class                             2,032

74V).   1. Net asset value per share (to nearest cent)
                                Investor Class        $5.60
                                Institutional Class  $5.60

           2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                  $5.60
B Class                            $5.59
                                    C Class                                                            $5.59
R Class                            $5.59

Series Number:  2
For period ending 11/30/11

48)	Investor, A, B, C & R
First $1 billion 1.100%
Next $2 billion 1.000%
Next $2 billion 0.950%
Over $5 billion 0.900%

Institutional
First $1 billion 0.900%
Next $2 billion 0.800%
Next $2 billion 0.750%
Over $5 billion 0.700%

72DD).  1. Total income dividends for which record date passed during the period
                                Investor Class                                                                     9,453
                                Institutional Class                4,058
              2.  Dividends for a second class of open-end company shares
                                A Class                                                                                 7,346
                                B Class                                                                                 125
        C Class                                                481
                                R Class                                                                                 385

73A)          1. Dividends from net investment income
                                Investor Class                                                                           $0.0989
                               Institutional Class                                                      $0.1121
              2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.0826
        B Class                                           $0.0335
        C Class                                            $0.0335
        R Class                                                      $0.0663

74U).   1. Number of shares outstanding (000's omitted)
                              Investor Class           90,570
                              Institutional Class     36,380

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                   86,900
B Class                             3,324
                                    C Class                                                             14,053
R Class                             6,185

74V).   1. Net asset value per share (to nearest cent)
                                Investor Class        $6.48
                                Institutional Class  $6.48

           2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                  $6.47
B Class                            $6.47
                                    C Class                                                            $6.48
R Class                            $6.46

Series Number:  3
For period ending 11/30/11

49)	Investor, A, B, C & R
First $1 billion 1.200%
Next $2 billion 1.100%
Next $2 billion 1.050%
Over $5 billion 1.000%

Institutional
First $1 billion 1.000%
Next $2 billion 0.900%
Next $2 billion 0.850%
Over $5 billion 0.800%

72DD).  1. Total income dividends for which record date passed during the period
                                Investor Class                                                                     5,535
                                Institutional Class                2,003
              2.  Dividends for a second class of open-end company shares
                                A Class                                                                                 2,222
        B Class                                                0
                                C Class                                                                                 0
                                R Class                                                                                 30

73A)          1. Dividends from net investment income
                                Investor Class                                                                           $0.0846
                               Institutional Class                                                      $0.1156
              2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.0459
        B Class                                           $0.0000
        C Class                                            $0.0000
        R Class                                                      $0.0125

74U).   1. Number of shares outstanding (000's omitted)
                              Investor Class           59,691
                              Institutional Class     17,198

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                   44,485
B Class                             1,482
                                    C Class                                                             7,366
R Class                             2,441

74V).   1. Net asset value per share (to nearest cent)
                                Investor Class        $7.46
                                Institutional Class  $7.44

           2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                  $7.47
B Class                            $7.41
                                    C Class                                                            $7.39
R Class                            $7.47